UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(B) OR 12(G)
OF THE SECURITIES EXCHANGE ACT OF 1934
National Grid plc
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(Jurisdiction of Incorporation or Organization)
98-0367158
(IRS Employer Identification No.)
1-3 Strand
London WC2N 5EH
England
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135407
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.30% Notes due 2016 of National Grid plc	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrants’ Securities to be Registered
     The securities to be registered hereby are the 6.30% Notes due 2016 of National Grid plc (“National Grid”) (the “Notes”). For a description of the Notes to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 18 through 36 of National Grid’s Registration Statement on Form F-3 (File No. 333-135407) filed June 28, 2006 with the Securities and Exchange Commission (the “Registration Statement”), and to the information under the heading “Description of the Notes” on pages S-7 through S-9 of National Grid’s Prospectus Supplement filed under Rule 424(b), dated July 19, 2006, relating to the Registration Statement, as supplemented by the information under the headings “Risk Factors—Risks related to the offering of debt securities generally” and “—Risks related to the structure of a particular issue of debt securities” on pages 5 through 8 of the Registration Statement, which information is incorporated herein by reference.

Item 2.	Exhibits

4.1
Form of Indenture between National Grid plc, as Issuer, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 of National Grid plc’s Registration Statement on Form F-3 filed on June 28, 2006).

4.2
Form of First Supplemental Indenture for the 6.30% Notes due 2016 between National Grid plc, as Issuer, and The Bank of New York, as Trustee and Paying Agent (incorporated by reference to Exhibit 4.1 of National Grid’s Report on Form 6-K filed on July 21, 2006).

4.3	Form of Security Certificate representing the 6.30% Notes Due 2016 (incorporated by reference to Exhibit 4.2 of National Grid’s Report on Form 6-K filed on July 21, 2006).

99.1	Registrant’s Prospectus Supplement, dated July 19, 2006 (incorporated by reference to the Registrant’s filing under Rule 424(b), dated July 20, 2006).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
     Dated: July 21, 2006

National Grid plc (Registrant)
By:	/s/ Malcolm Cooper
	Name:	Malcolm Cooper
	Title:	Group Tax and Treasury Director